Exhibit 4.26

POWER OF ATTORNEY

I, LU Wen, a citizen of the People’s Republic of China (the “PRC”), PRC ID card number 420111197001125521, hereby irrevocably authorize any individual, appointed, in writing, by 1Verge Internet Technology (Beijing) Co., Ltd. (1Verge Internet), who is approved by Youku Tudou Inc. (“Authorizee”), to the extent permitted by the PRC Law, as my sole attorney to singly exercise, in the manner as approved by Youku Tudou Inc., to exercise the following powers and rights during the term of this Power of Attorney pursuant to Section 3.5 of the Business Operations Agreement entered into among, 1Verge Internet, Zhejiang Dongyang Tianshi Media Limited. (“Dongyang Tianshi”) 1Verge Information Technology (Beijing) Co., Ltd. (“1Verge Information”), HU Qiong and I on September 10, 2013(the “Operations Agreement”):

I confirm and acknowledge that I authorized and designated the Authorizee to vote on my behalf at Dongyang Tianshi ‘s shareholders’ meetings and to exercise full voting rights as a shareholder of Dongyang Tianshi as granted to myself by law and under Dongyang Tianshi’s Articles of Association during the term of this Power of Attorney (“POA”). Such voting rights include, but are not limited to, the right to propose the holding of shareholders’ meetings, to accept any notification(s) regarding the holding and discussion procedures of meetings, to attend Dongyang Tianshi’s shareholders’ meetings and to exercise full voting rights (i.e., being my authorized representative at shareholders’ meetings, designating and appointing an executive director or directors of the Board and the general manager, deciding the allotment of profits, etc.), to sell or transfer any or all of my shares of Dongyang Tianshi. This POA confirms and clarifies my authorizations to the Authorizee during the term of the POA.

The POA shall take effect from September 10, 2013 and will remain effective as long as Dongyang Tianshi exists. The POA amends and restates the POA dated April 23, 2013.

LU Wen

/s/ LU Wen

Date: September 10, 2013

POWER OF ATTORNEY

I, HU Qiong, a citizen of the People’s Republic of China (the “PRC”), PRC ID card number 360103194206020328, hereby irrevocably authorize any individual, appointed, in writing, by 1Verge Internet Technology (Beijing) Co., Ltd. (1Verge Internet), who is approved by Youku Tudou Inc. (“Authorizee”), to the extent permitted by the PRC Law, as my sole attorney to singly exercise, in the manner as approved by Youku Tudou Inc., to exercise the following powers and rights during the term of this Power of Attorney pursuant to Section 3.5 of the Business Operations Agreement entered into among, 1Verge Internet, Zhejiang Dongyang Tianshi Media Limited. (“Dongyang Tianshi”) 1Verge Information Technology (Beijing) Co., Ltd. (“1Verge Information”), LU Wen and I on September 10, 2013 (the “Operations Agreement”):

I confirm and acknowledge that I authorized and designated the Authorizee to vote on my behalf at Dongyang Tianshi ‘s shareholders’ meetings  and to exercise full voting rights as a shareholder of Dongyang Tianshi as granted to myself by law and under Dongyang Tianshi’s Articles of Association during the term of this Power of Attorney (“POA”). Such voting rights include, but are not limited to, the right to propose the holding of shareholders’ meetings, to accept any notification(s) regarding the holding and discussion procedures of meetings, to attend Dongyang Tianshi’s shareholders’ meetings and to exercise full voting rights (i.e., being my authorized representative at shareholders’ meetings, designating and appointing an executive director or directors of the Board and the general manager, deciding the allotment of profits, etc.), to sell or transfer any or all of my shares of Dongyang Tianshi. This POA confirms and clarifies my authorizations to the Authorizee during the term of the POA.

The POA shall take effect from September 10, 2013 and will remain effective as long as Dongyang Tianshi exists. The POA amends and restates the POA dated April 23, 2013.

HU Qiong

/s/ HU Qiong

Date: September 10, 2013

POWER OF ATTORNEY

I, 1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD., (“1Verge Information”) a limited liability company established under the laws of the People’s Republic of China (the “PRC”), with its registered address at Section A&C, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China, hereby irrevocably authorize any individual, appointed, in writing, by 1Verge Internet Technology (Beijing) Co., Ltd. (1Verge Internet), who is approved by Youku Tudou Inc. (“Authorizee”), to the extent permitted by the PRC Law, as my sole attorney to singly exercise, in the manner as approved by Youku Tudou Inc., to exercise the following powers and rights during the term of this Power of Attorney pursuant to Section 3.5 of the Business Operations Agreement entered into among, 1Verge Internet, Zhejiang Dongyang Tianshi Media Limited. (“Dongyang Tianshi”) 1Verge Information Technology (Beijing) Co., Ltd. (“1Verge Information”), LU Wen and I on September 10, 2013 (the “Operations Agreement”):

I confirm and acknowledge that I authorized and designated the Authorizee to vote on my behalf at Dongyang Tianshi ‘s shareholders’ meetings  and to exercise full voting rights as a shareholder of Dongyang Tianshi as granted to myself by law and under Dongyang Tianshi’s Articles of Association during the term of this Power of Attorney (“POA”). Such voting rights include, but are not limited to, the right to propose the holding of shareholders’ meetings, to accept any notification(s) regarding the holding and discussion procedures of meetings, to attend Dongyang Tianshi’s shareholders’ meetings and to exercise full voting rights (i.e., being my authorized representative at shareholders’ meetings, designating and appointing an executive director or directors of the Board and the general manager, deciding the allotment of profits, etc.), to sell or transfer any or all of my shares of Dongyang Tianshi. This POA confirms and clarifies my authorizations to the Authorizee during the term of the POA.

The POA shall take effect from September 10, 2013 and will remain effective as long as Dongyang Tianshi exists.

1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD

/s/ Dele Liu
Authorized Representative: Dele Liu

Date: September 10, 2013